UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): January 30, 2008

AMERIWEST ENERGY CORP.
(Exact name of Registrant as Specified in its Charter)

Nevada	333-122449	98-0359930
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 Marine Drive,
Blaine, Washington 98230
(Address of Principal Executive Offices)

Tel: (360) 332-0905
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS, PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Resignation of President, Chief Financial Officer and Secretary

     Mr. Gregory Leigh Lyons resigned as President, Chief Financial Officer and Secretary of Ameriwest Energy Corp. (the “Company”) effective January 29, 2008.

(c) Appointment of Officer

     On January 29, 2008, the Board of Directors of the Company appointed Mr. Walter Merschat as President, Chief Financial Officer and Secretary of the Company.

     Mr. Merschat is the founder and has served as the President of Scientific Geochemical Services and Merschat Minerals, LLC since 1987. He gained his geochemical experience while employed by Gulf Research and Development Company (Gulf Oil Co.) with over a decade of management, execution and interpretation of geochemical programs in the Rocky Mountain West. Mr. Merschat has conducted numerous geochemical surveys for major and independent oil and gas companies on a worldwide basis.

     Mr. Merschat received his Masters of Science in Geology from Ohio University in 1971 and his Bachelor of Science in Geology from Ohio University in 1967.

     Mr. Merschat owns fifty percent of Muddy Minerals, LLC, a Wyoming corporation that holds 99.5% working interest in the South Glenrock “C” oil field in Converse County, Wyoming. As previously disclosed in a current report on Form 8-K filed with the SEC on August 27, 2007, the Company entered into an agreement to acquire such interest for $5,000,000. Mr. Merschat’s interest if the Company concludes the acquisition would be approximately $2,500,000. In addition, Mr. Merschat is the sole owner of Geochem Exploration, LLC, a Wyoming limited liability company that holds 100% working interest in the Skull Valley Properties, an oil field in Wyoming. As previously disclosed in a current report on Form 8-K filed with the SEC on November 19, 2007, the Company entered into an agreement to acquire such interest for $400,000. Mr. Merschat’s interest if the Company concludes the acquisition would be approximately $400,000. Mr. Merschat has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

(d) Appointment of Director

     On January 29, 2008, the Board of Directors of the Company appointed Mr. Walter Merschat to serve as a member of the Board. Mr. Merschat is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST ENERGY CORP.

By:	/s/ Walter Merschat
Walter Merschat, President

Dated: January 30, 2008